MODAVOX EXECUTES PURCHASE AGREEMENT TO ACQUIRE AUGME MOBILE(TM)

PHOENIX, - Modavox, Inc. (OTCBB: MDVX), Internet broadcasting pioneer and holder of several patented technologies, announced today that the Company has executed a purchase agreement to acquire a majority share of Augme Mobile(TM) (www.augmemobile.com), a leader in mobile marketing solutions and services. Augme Mobile will continue to operate its first-of-a-kind interactive mobile marketing platform for top global consumer brands.

Augme Mobile, based in New York City, offers the first and only comprehensive Web-based marketing platform that provides marketers, brands and advertising agencies the ability to create, deliver, manage and track interactive marketing campaigns targeting mobile consumers through traditional print advertising channels.

Augme Mobile's fully integrated mobile marketing platform fulfills the advertiser's need to offer interactive multimedia mobile content, while simultaneously satisfying the consumer's desire for easier and more robust mobile connectedness. Despite the mass adoption of sophisticated mobile devices and the hype around mobile commerce, marketers have struggled to find an effective way to navigate the maze of wireless carriers, mobile phones, operating systems and disparate technical components required to launch successful mobile marketing campaigns. Augme Mobile solves this "mobile marketing puzzle" through an integrated solution that delivers interactive marketing content through traditional media channels to the mobile consumer on-demand.

Augme Mobile has developed many strong relationships with top national consumer brands and leading advertising agencies. Most recently, Augme Mobile established an exclusive agreement with Graphic Packaging International, Inc. (NYSE: GPK -
News), one of the world's largest and most innovative packaging companies servicing dozens of Fortune 500 consumer package goods clients. Augme Mobile's brand and channel relationships will enhance the ability of Modavox to promote, distribute and create mobile destinations with existing targeting capability.

Anthony Lacovone, Augme Mobile's Chief Strategy Officer, stated, "Our comprehensive portal resonates very strongly with top brands and ad agencies, because it serves as a practical and scalable tool that augments existing advertising media with mobile interactivity. Our clients can instantly enhance and extend communication, persuasiveness and effectiveness of current advertising campaigns to the mobile consumer. Now being a part of Modavox will allow us to more aggressively grow a profitable business, while also offering the technological and protective benefits of certain patents applied to mobile consumer behavioral targeted marketing."

David Ide, CEO of Modavox, stated, "Recent research suggests that what is now a $1 billion market will reach between an estimated $10 to $19 billion market by 2011. Augme's solution to the challenge of mobile marketing is the most robust and comprehensive we have encountered. We firmly believe it represents a unique opportunity to further leverage the strength and breadth of our patent portfolio. Furthermore, Augme's relationships with top consumer brand, agencies and indirect channel partners have the potential to prove invaluable to many aspects of the Modavox business strategy. This strategic move on behalf of our shareholders not only bolsters our own value and better positions us for potential acquisition, but also strategically positions us as a potential barrier to entry into this dynamic space."
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About Modavox

Modavox, Inc., the customized communications company, is a pioneer in Internet broadcasting, producing and syndicating online audio and video, offering innovative, effective, and comprehensive online tools for reaching targeted niche communities worldwide. Through patented Modavox technology, Modavox delivers content straight to desktops and Internet-enabled devices. Modavox provides managed access for live and on-demand Internet radio broadcasting, e-learning and rich media advertising. For more information, please visit www.modavox.com.

Forward-Looking Statements

This release contains "forward-looking statements" for purposes of the Securities and Exchange Commission's "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties that could cause Modavox's actual results to differ materially from those currently anticipated, including the risk factors identified in Modavox's most recent 10-K filing and subsequent 10-Q filings as well as other filings with the Securities and Exchange Commission.

Investors
C&H Capital, Inc.
Jason Assad
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